UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2016

Sparta Commercial Services, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 1806
New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Effective January 31, 2016, Anthony Adler retired as the Company’s Principal Financial Officer and Executive Vice President.  Mr. Adler’s resignation was not a result of any disagreements with the Company with respect to the Company’s operations, policies or practices.  Mr. Adler has been affiliated with the Company for more than 10 years and we appreciate his many contributions over the years.

Mr. Adler's duties will be assumed by a number of senior executives within the Company while a search for a replacement is underway. Mr. Adler will be available as needed on a part-time consulting basis to ensure a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2016

SPARTA COMMERCIAL SERVICES, INC.

By:   /s/ A. L. Havens
Name: Anthony L. Havens
Title: Chief Executive Officer